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                                                                Exhibit 99.B13.2
                               TIMOTHY E. JOHNSON
                                5807 McCray Court
                             Cincinnati, Ohio 45224







                                                 May 16, 1994



Johnson Mutual Funds Trust
5556 Cheviot Road
Cincinnati, Ohio  45247

Dear Johnson Mutual Funds Trust:

The undersigned agrees to purchase 3,333.333 shares of the Johnson Municipal Income Fund at $15.00 per share. The undersigned represents that: 1) such purchase is for investment purposes; and 2) the undersigned has no present intention of redeeming or selling said shares.

                                                    Sincerely,

                                                    /s/

                                                    Timothy E. Johnson

                                                    /s/

                                                    Janet L. Johnson


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                               TIMOTHY E. JOHNSON
                                5807 McCray Court
                             Cincinnati, Ohio 45224







                                                  May 16, 1994



Johnson Mutual Funds Trust
5556 Cheviot Road
Cincinnati, Ohio  45247

Dear Johnson Mutual Funds Trust:

The undersigned agrees to purchase 3,333.3333 shares of the Johnson Opportunity Fund at $15.00 per share. The undersigned represents that: 1) the undersigned has no present intention of redeeming or selling said shares; and 2) such purchase is for investment purposes.

                                                  Sincerely,

                                                  /s/

                                                  Timothy E. Johnson

                                                  /s/

                                                  Janet L. Johnson